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                                                                  Exhibit (j)(1)

                                   DECHERT LLP
                                1775 I STREET, NW
                              WASHINGTON, DC 20006


April 25, 2006

ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re: ING Investors Trust
    (File Nos. 33-23512 and 811-05629)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 73 to the Registration Statement of ING Investors Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Very truly yours,

/s/ Dechert LLP